AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1999
                                                      Registration No. 333-02958
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                               AVADO BRANDS, INC.
             (Exact name of registrant as specified in its charter)

          GEORGIA                                                 59-2778983
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              ---------------------
                  HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650
                                 (706) 342-4552
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                 ERICH J. BOOTH
                      TREASURER AND CHIEF FINANCIAL OFFICER
                               AVADO BRANDS, INC.
                  HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650
                                 (706) 342-4552
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   Copies to:
                          DENNIS J. STOCKWELL, ESQUIRE
                             KILPATRICK STOCKTON LLP
         1100 PEACHTREE STREET, SUITE 2800, ATLANTA, GEORGIA 30309-4530
                                 (404) 815-6500
                              ---------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                              ---------------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. [_]
----------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
================================================================================

         Pursuant to this Registration Statement, as amended, Avado Brands, Inc. (the "Registrant") registered $200,000,000 in principal amount of the Registrant's 9 3/4% Senior Notes due 2006 (the "Notes") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Registration Statement was declared effective on May 6, 1996. Registrant suspended use of the Registration Statement on July 23, 1999. The Registrant is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain Securities covered by the Registration Statement which remained unsold pursuant to this Registration Statement on July 23, 1999.

         Of the $200,000,000 in Securities registered, $125,000,000 were sold pursuant to this Registration Statement. $75,000,000 of the Securities registered under the Registration Statement have not been sold under this Registration Statement. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such $75,000,000 of the Securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on October 1,1999.

                                        AVADO BRANDS, INC.


                                        By:  /s/ Louis Profumo
                                            ------------------------------------
                                             Name:  Louis J. Profumo
                                             Title: Senior V.P. of Finance &
                                                    Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 1999.


   /s/ Tom Dupree              Chairman of the Board and Chief Executive Officer
---------------------------           (Principal Executive Officer)
   Tom E. DuPree, Jr.


   /s/ Erich J. Booth          Chief Financial  Officer, Corporate Treasurer and
---------------------------      Director (Principal Financial and Accounting
   Erich J. Booth                Officer)


   /s/ John L. Moorhead        Director
---------------------------
   John L. Moorhead


---------------------------    Director
   Ruth G. Shaw


---------------------------    Director
   Thomas R. Williams, Sr.